UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2021

GREENIDGE GENERATION HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40808	86-1746728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Plant Road Dresden, NY	14441
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 536-2359

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	GREE	Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2021, Greenidge Generation Holdings Inc. (the “Company”) entered into an Underwriting Agreement with B. Riley Securities, Inc. as representative (the “Representative”) of the several underwriters named therein (together with the Representative, the “Underwriters”), providing for, among other things, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $17.0 million, in the aggregate, of the Company’s 8.50% Senior Notes due 2026 (the “Notes”). In addition, the Underwriting Agreement grants the Underwriters a 30-day option to purchase from the Company up to an additional $2.55 million aggregate principal amount of the Notes. The Notes will be a further issuance of, rank equally in right of payment with, be fully fungible with, and form a single series for all purposes under the indenture governing the Notes, with the $55.2 million aggregate principal amount of the Company’s 8.50% Senior Notes due 2026 issued by the Company in October 2021. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, and termination provisions.

The total net proceeds from the sale of the Notes are approximately $16.1 million (after deducting underwriting discounts and commissions, but before other fees and estimated expenses). The Company intends to use the net proceeds from the Offering for general corporate purposes, including funding capital expenditures, future acquisitions, investments and working capital and repaying indebtedness.

The Notes were registered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-261163), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 18, 2021, as amended by that Amendment No. 1 filed with the Commission on December 1, 2021 and declared effective by the Commission on December 2, 2021. The offering of the Notes is expected to close on December 7, 2021, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 2, 2021, between Greenidge Generation Holdings Inc. and B. Riley Securities, Inc., as representative of the several underwriters named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENIDGE GENERATION HOLDINGS INC.

Dated: December 3, 2021	By:	/s/ Jeffrey E. Kirt
Jeffrey E. Kirt
Chief Executive Officer